As filed with the Securities and Exchange Commission on December 14, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Conor Medsystems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	94-3350973
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1003 Hamilton Court

Menlo Park, CA 94025

(650) 614-4100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s

Principal Executive Offices)

Frank Litvack, M.D.

Chairman and Chief Executive Officer

Conor Medsystems, Inc.

1003 Hamilton Court, Menlo Park, CA 94025, (650) 614-4100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Suzanne Sawochka Hooper, Esq. Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000	Donald J. Murray, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, NY 10019-6092 (212) 259-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-119174

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,150,000	$13.00	$14,950,000	$1,759.62

(1)	Includes 150,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement relates to the public offering of common stock of Conor Medsystems, Inc. contemplated by a Registration Statement on Form S-1 (SEC File No. 333-119174), as amended (the “Prior Registration Statement”), and is filed solely to increase the number of shares to be offered in the public offering by 1,150,000 shares, including up to 150,000 additional shares that may be sold pursuant to the Underwriters’ over-allotment option. The contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, in the County of San Mateo, State of California, on the 13th day of December, 2004.

CONOR MEDSYSTEMS, INC.

By:	/s/ FRANK LITVACK, M.D.
Frank Litvack, M.D. Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK LITVACK, M.D. Frank Litvack, M.D.	Chief Executive Officer and Chairman of the Board (principal executive officer)	December 13, 2004

/s/ MICHAEL BOENNIGHAUSEN Michael Boennighausen	Vice President and Chief Financial Officer (principal financial and accounting officer)	December 13, 2004

/s/ JOHN F. SHANLEY* John F. Shanley	Director	December 13, 2004

/s/ DAVID M. CLAPPER* David M. Clapper	Director	December 13, 2004

/s/ JOHN H. FRIEDMAN* John H. Friedman	Director	December 13, 2004

/s/ FRANK T. GENTILE, PH.D.* Frank T. Gentile, Ph.D.	Director	December 13, 2004

/s/ GEORGE M. MILNE, JR., PH.D.* George M. Milne, Jr., Ph.D.	Director	December 13, 2004

/s/ DAVID B. MUSKET* David B. Musket	Director	December 13, 2004

/s/ CARL SIMPSON* Carl Simpson	Director	December 13, 2004

*By:	/s/ FRANK LITVACK, M.D.
Frank Litvack, M.D. Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1(1)	Form of Underwriting Agreement.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1(2)	Power of Attorney.

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-119174), originally filed with the Securities and Exchange Commission on September 22, 2004, and incorporated by reference herein.
(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-119174), filed with the Securities and Exchange Commission on September 22, 2004, and incorporated by reference herein.